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                                                        Exhibit 23.1



KPMG Peat Marwick LLP
6565 Americas Parkway NE, Suite 700
Albuquerque, NM 87190


The Board of Directors
Specialty Teleconstructors, Inc.


  We consent to the use of our reports incorporated by reference herein.


                             KPMG PEAT MARWICK LLP



Albuquerque, New Mexico
December 13, 1996



                                End of Document